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                                                                   Exhibit 10.22

                                              [LOGO OF ASTEA INTERNATIONAL INC.]

                                             December 1, 1999

PERSONAL AND CONFIDENTIAL
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John G. Phillips
109 Forest Trail Drive
Lansdale, PA 19446

Dear Jack:

     As you and I have discussed, in consideration of your tenure with Astea International Inc. (the "Company") and your agreement to continue your employment with Company, the Company agrees that if at any time the Company terminates your employment for any reason other than for "cause" (defined below), the Company shall pay you the equivalent of six (6) months of your salary and benefits, to be payable as if you were continuing as an employee.

     "Cause" is defined as conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct that is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard for the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act that induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) your conviction of a felony involving any financial impropriety or which would materially interfere with your ability to perform your duties or would otherwise be injurious to the Company; or (vi) your failure to perform in a material respect your employment obligations without good reason. In making such determination, the Board of Directors shall act fairly and in utmost good faith. If your employment is terminated for cause, you will be notified of this at the time of termination.

If this is consistent with your understanding of our agreement, please indicate this by signing below.

                                    Very truly yours,


                                    Bruce R. Rusch
                                    Chief Executive Officer

AGREED TO:
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___________________________
John G. Phillips